Exhibit 10.27

                     AMENDMENT NO. 2 TO EMPLOYMENT AGREEMENT

      This Amendment dated August 12, 2005 hereby amends the Employment Agreement dated August 1, 2004, previously amended pursuant to Amendment No. 1 to Employment Agreement dated June 15, 2005, by and between iVoice Technology, Inc., a New Jersey corporation (hereinafter referred to as the "Company"), having an office at 750 Highway 34, Matawan, New Jersey 07747 and Arie Seidler, having his office at 750 Rt. 34, Matawan, NJ 07747 (hereinafter referred to as the "Executive").

                              W I T N E S S E T H:

      WHEREAS, the Company and the Executive mutually desire to amend the Employment Agreement; and

      NOW, THEREFORE, in consideration of the premises, the parties agree as follows:

1. The definition of the Expiration Date referenced in Paragraph 2 of the Employment Agreement as "August 1, 2005" is hereby mutually agreed to be revised to read: "July 31, 2006".

2. The Executive and the Company hereby agree that Section 5(a) of the Employment Agreement containing the initial reference to "Eighty-five Thousand Dollars ($85,000)" that was revised pursuant to Amendment No. 1 to the Employment to read "Forty Thousand Dollars ($40,000) shall hereby be revised to read "Twelve Thousand Dollars ($12,000).

3. The Executive and the Company hereby agree that Section 5(d) of the Employment Agreement entitled "Incentive Compensation" is hereby deleted in its entirety.

4. Paragraph 10 is hereby amended with the addition of subparagraph (d) that shall read as follows:

      "(d) Notwithstanding anything to the contrary, the Company shall have the right to terminate this Employment Agreement for any reason whatsoever during its Term by providing the Executive thirty (30) days advance written notice. Upon such termination, the Company shall be released from any and all further obligations under this Agreement, except that the Company shall be obligated to pay Employee the unpaid prorated salary pursuant to Paragraph 5 earned or accrued up through the day on which Employee is terminated."

5. All other terms of the Employment Agreement, as amended, shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date written below.


iVoice Technology, Inc.              Arie Seidler


By: /s/ Jerome Mahoney               By: /s/Arie Seidler
   ---------------------                --------------------

Title: Chairman


Date:__________________              Date:__________________